Exhibit 99.1

West Announces Fourth-Quarter and Full-Year 2024 Results
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, February 13, 2025 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the fourth-quarter and full-year 2024 and introduced 2025 financial guidance.

Fourth Quarter Summary (comparisons to prior-year period) & Full Year 2025 Guidance
•Fourth-quarter 2024 net sales of $748.8 million increased 2.3%; organic net sales grew 3.3%.
•Fourth-quarter 2024 reported-diluted EPS of $1.78 declined 2.7%; fourth-quarter 2024 adjusted-diluted EPS of $1.82 declined 0.5%.
•For full-year 2025, the Company anticipates net sales in a range of $2.875 billion to $2.905 billion and adjusted-diluted EPS in the range of $6.00 to $6.20.

Eric M. Green, President, Chief Executive Officer and Chair of the Board: “I am pleased to report we had a strong quarter with revenues and profits exceeding our expectations, and a return to positive organic growth as the impact of destocking continues to moderate. Our core businesses continue to benefit from our market-leading positions and proprietary processes. Looking ahead to 2025, we expect our business momentum to continue in key areas of our Proprietary Products business, driven by improving High-Value Products ("HVP") trends in Biologics and Generics, and growth driven by Annex 1 and GLP-1. We are focused on operational excellence and driving strong returns in 2025."

Proprietary Products Segment
Fourth-quarter 2024 net sales increased to $613.9 million. Organic net sales growth was 4.5%. HVP represented approximately 74% of segment net sales in the period, led by robust customer demand for self-injection device platforms. Fourth-quarter sales included a benefit of approximately $25 million in customer incentives earned in connection with volumes achieved related to HVP Delivery Devices.

The Biologics market unit experienced high-single digit organic net sales growth, driven by an increase in sales of self-injection device platforms, offset by lower sales of NovaPure® products. The Pharma market unit saw mid-single digit organic net sales growth, driven by an increase in sales of Westar® products and Administrative Systems. The Generics market unit had a mid-single digit organic net sales decline, driven by lower volumes of FluroTec® products.

Full-year 2024 net sales declined by 2.6% to $2.335 billion, while organic net sales declined by 2.2%. Full-year 2024 HVP sales represented approximately 73% of segment net sales with a low-single digit organic net sales decline.

Contract-Manufactured Products Segment
Fourth-quarter 2024 net sales declined by 2.5% to $134.9 million, while organic net sales declined 2.0%. Segment performance was driven by a continued decrease in sales of healthcare diagnostic devices, partially offset by growth in self-injection devices for obesity and diabetes.

Full-year 2024 net sales grew by 1.1% to $558.7 million, while organic net sales also increased 1.1%. Segment performance was driven by growth in self-injection devices for obesity and diabetes, offset by a decrease in sales of healthcare diagnostic devices.

Full-year 2024 Financial Highlights (comparisons to prior-year period)
Full-year 2024 net sales were $2.893 billion, a decline of 1.9%, while organic net sales declined 1.5%.

Full-year 2024 adjusted-diluted EPS was $6.75, a decline of 16.5%, and full-year 2024 reported-diluted EPS was $6.69, a decline of 15.1%.

Operating cash flow was $653.4 million, a decline of 15.9%. Capital expenditures were $377.0 million, an increase of 4.1%. Free cash flow (operating cash flow minus capital expenditures) was $276.4 million, a decline of 33.3%.

During 2024, the Company repurchased 1,583,032 shares for $560.9 million at an average share price of $354.30 under its share repurchase program.

Introducing 2025 Financial Guidance
•Full-year 2025 net sales are expected to be in a range of $2.875 billion to $2.905 billion.
◦Organic net sales growth is expected to be approximately 2% to 3%.
◦Net sales guidance includes an estimated full-year 2025 headwind of $75 million based on current foreign currency exchange rates.
•Full-year 2025 adjusted-diluted EPS is expected to be in a range of $6.00 to $6.20.
◦Full-year adjusted-diluted EPS guidance range includes an estimated headwind of approximately $0.23 based on current foreign currency exchange rates.
◦This adjusted-diluted EPS guidance range assumes a full-year 2025 tax rate of approximately 22%, which does not include potential tax benefits from stock-based compensation. As in prior years, we are not including potential 2025 tax benefits from stock-based compensation, as they are out of the Company's control. Any tax benefits associated with stock-based compensation that we receive in 2025 would provide a positive adjustment to our full-year EPS guidance.
•Full-year 2025 capital spending is expected to be $275 million. This includes incremental capital spending to support capacity expansions at existing HVP sites and investments in Contract Manufacturing facilities.

Fourth-Quarter 2024 Conference Call
The live audio-only webcast will be made available via the Company's Investor Relations website at westpharma.com.

To participate in the conference call by asking questions to Management, please register in advance at https://register.vevent.com/register/BI3c9092338ee2475fae7b7b53e70973e6.

Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that will be used to access the call.

Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select "Presentations" in the "Investors" section of the Company's website.

A replay of the conference call and webcast will be available on the Company's website for 30 days.

Investor Contact:	Media Contact:
John Sweeney, CFA	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(484) 790-0373	(610) 594-3054
John.Sweeney@westpharma.com	Michele.Polinsky@westpharma.com

Forward-Looking Statements
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as “raising,” “positioned,” “updating,” “expected,” “assumes,” “unchanged,” “includes,” “would,” “provide” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories; disruptions or limitations in the Company’s manufacturing capacity; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material, energy and labor costs; fluctuations in currency exchange; the ability to meet development milestones with key customers; and the consequences of other geopolitical events, including natural disasters, acts of war, and global health crises. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the United States Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures
This release contains certain non-GAAP financial measures, including organic net sales and adjusted-diluted EPS. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024		2023		2024		2023
Net sales	$748.8	100%	$732.0	100%	$2,893.2	100%	$2,949.8	100%
Cost of goods and services sold	475.2	63	453.8	62	1,894.7	65	1,820.6	62
Gross profit	273.6	37	278.2	38	998.5	35	1,129.2	38
Research and development	18.5	3	18.4	3	69.1	2	68.4	2
Selling, general and administrative expenses	85.3	12	90.0	12	338.5	12	353.4	12
Other expense (income), net	10.2	1	8.9	1	21.0	1	31.4	1
Operating profit	159.6	21	160.9	22	569.9	20	676.0	23
Interest (income) expense, net	(5.6)	(1)	(8.2)	(1)	(16.6)	—	(19.0)	(1)
Other nonoperating expense (income)	0.3	—	0.9	—	1.0	—	(3.0)	—
Income before income taxes and equity in net income of affiliated companies	164.9	22	168.2	23	585.5	20	698.0	24
Income tax expense	36.8	4	34.5	5	107.5	4	122.3	4
Equity in net income of affiliated companies	(2.0)	—	(3.3)	(1)	(14.7)	(1)	(17.7)	—
Net income	$130.1	18%	$137.0	19%	$492.7	17%	$593.4	20%

Net income per share:
Basic	$1.79		$1.85		$6.75		$7.98
Diluted	$1.78		$1.83		$6.69		$7.88

Average common shares outstanding	72.7		74.1		73.0		74.3
Average shares assuming dilution	73.3		75.0		73.7		75.3

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net Sales:	2024	2023	2024	2023
Proprietary Products	$613.9	$593.7	$2,334.5	$2,397.3
Contract-Manufactured Products	134.9	138.3	558.7	552.5
Consolidated Total	$748.8	$732.0	$2,893.2	$2,949.8

Gross Profit:
Proprietary Products	$250.7	$253.4	$900.5	$1,034.0
Contract-Manufactured Products	22.9	24.7	98.0	96.0
Unallocated	—	0.1	—	(0.8)
Gross Profit	$273.6	$278.2	$998.5	$1,129.2
Gross Profit Margin	36.5%	38.0%	34.5%	38.3%

Operating Profit (Loss):
Proprietary Products	$162.3	$163.6	$577.8	$710.1
Contract-Manufactured Products	16.2	18.8	72.3	72.1
Stock-based compensation expense	(4.3)	(1.4)	(18.7)	(23.3)
General corporate costs	(14.6)	(20.1)	(61.5)	(82.9)
Reported Operating Profit	$159.6	$160.9	$569.9	$676.0
Reported Operating Profit Margin	21.3%	22.0%	19.7%	22.9%

Unallocated items	3.2	(1.0)	2.9	14.6
Adjusted Operating Profit	$162.8	$159.9	$572.8	$690.6
Adjusted Operating Profit Margin	21.7%	21.8%	19.8%	23.4%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months ended December 31, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$159.6	$36.8	$130.1	$1.78
Unallocated Items:
Restructuring and other charges (1)	3.0	0.7	2.3	0.03
Amortization of acquisition-related intangible assets (2)	0.2	—	0.7	0.01
Adjusted (Non-U.S. GAAP)	$162.8	$37.5	$133.1	$1.82

Twelve Months ended December 31, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$569.9	$107.5	$492.7	$6.69
Unallocated Items:
Restructuring and other charges (1)	2.1	0.4	1.7	0.02
Amortization of acquisition-related intangible assets (2)	0.8	0.1	2.8	0.04
Adjusted (Non-U.S. GAAP)	$572.8	$108.0	$497.2	$6.75

Three Months ended December 31, 2023	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$160.9	$34.5	$137.0	$1.83
Unallocated items:
Restructuring and other charges (1)	(2.1)	(0.6)	(1.5)	(0.02)
Amortization of acquisition-related intangible assets (2)	0.1	—	0.7	0.01
Cost investment activity (4)	1.0	—	1.0	0.01
Adjusted (Non-U.S. GAAP)	$159.9	$33.9	$137.2	$1.83

Twelve Months ended December 31, 2023	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$676.0	$122.3	$593.4	$7.88
Unallocated items:
Restructuring and other charges (1)	(2.0)	(0.9)	(1.1)	(0.02)
Amortization of acquisition-related intangible assets (2)	0.7	0.1	2.8	0.04
Loss on disposal of plant (3)	11.6	(0.7)	12.3	0.16
Cost investment activity (4)	4.3	—	4.3	0.06
Legal settlement (5)	—	(0.9)	(2.9)	(0.04)
Adjusted (Non-U.S. GAAP)	$690.6	$119.9	$608.8	$8.08

(1)Restructuring and other charges was an expense of $3.0 million and $2.1 million in the three and twelve months ended December 31, 2024, respectively. The net expense represents the impact of two items, the first of which is an expense of $3.0 million and $4.6 million during the three and twelve months ended December 31, 2024, respectively, recorded within selling, general and administrative expenses in connection with a plan to optimize the legal structure of the Company and its subsidiaries. The expense consists primarily of consulting fees, legal expenses, and other one-time costs directly attributable to this plan. This expense was partially offset by a $2.5 million benefit in the twelve months ended December 31, 2024 recorded within other expense (income) related to revised severance estimates in connection with the Company's 2022 restructuring plan. During the three and twelve months ended December 31, 2023, the Company recorded a benefit to restructuring and other charges of $2.1 million and $2.0 million, respectively. The twelve-month benefit represents the net impact of a $2.8 million benefit within other expense (income) for revised severance estimates in connection with our 2022 restructuring plan and an inventory write down of $0.8 million within cost of goods and services sold.

(2)During the three and twelve months ended December 31, 2024 and 2023, the Company recorded $0.2 million and $0.8 million, and $0.1 million and $0.7 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and twelve months ended December 31, 2024 and 2023, the Company recorded $0.5 million and $2.1 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(3)During the twelve months ended December 31, 2023, the Company recorded expense of $11.6 million as a result of the sale of one of the Company’s manufacturing facilities within the Proprietary Products segment. The transaction closed during the second quarter of 2023.

(4)During the three and twelve months ended December 31, 2023, the Company recorded a cost investment impairment charge of $1.0 million and $4.3 million, respectively.

(5)During the twelve months ended December 31, 2023, the Company recorded a benefit of $3.8 million within other nonoperating expense (income) as a result of a favorable legal settlement related to a matter not included in our normal operations.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (6 and 7)

Three Months ended December 31, 2024	Proprietary	CM	Total
Reported net sales (U.S. GAAP)	$613.9	$134.9	$748.8
Effect of changes in currency translation rates	6.5	0.7	7.2
Organic net sales (non-U.S. GAAP) (6)	$620.4	$135.6	$756.0

Twelve Months ended December 31, 2024	Proprietary	CM	Total
Reported net sales (U.S. GAAP)	$2,334.5	$558.7	$2,893.2
Effect of changes in currency translation rates	6.9	0.1	7.0
Organic net sales (non-U.S. GAAP) (6)	$2,341.4	$558.8	$2,900.2

Twelve Months ended December 31, 2023	Proprietary	CM	Total
Reported net sales (U.S. GAAP)	$2,397.3	$552.5	$2,949.8
Effect of divestitures and/or acquisitions	(4.3)	—	(4.3)
Net sales excluding divestiture (non-U.S. GAAP) (7)	$2,393.0	$552.5	$2,945.5

(6)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

(7)Net sales excluding divestitures represents the 2023 comparative sales figure used in our organic sales growth calculation to eliminate the impact of our 2023 divestiture. As the 2023 divestiture took place in the second quarter of 2023, there was no impact of divestitures and/or acquisitions in the three months ended December 31, 2023.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2024 Actual	2025 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$6.69	$5.97 to $6.17	(10.8%) to (7.8%)
Restructuring and other charges	0.02	—
Amortization of acquisition-related intangible assets	0.04	0.03
Adjusted-diluted EPS (Non-U.S. GAAP) (8)	$6.75	$6.00 to $6.20	(11.1%) to (8.1%)

Notes:

See “Introducing 2025 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(8)We have opted not to forecast 2025 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In 2024, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.26. Any future tax benefits associated with stock-based compensation that we receive in 2025 would provide a positive adjustment to our full-year EPS guidance.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Twelve Months Ended December 31,
	2024	2023
Depreciation and amortization	$155.4	$137.3
Operating cash flow	$653.4	$776.5
Capital expenditures	$377.0	$362.0
Free cash flow	$276.4	$414.5

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of December 31, 2024	As of December 31, 2023
Cash and cash equivalents	$484.6	$853.9
Accounts receivable, net	$552.5	$512.0
Inventories	$377.0	$434.7
Accounts payable	$239.3	$242.4
Debt	$202.6	$206.8
Equity	$2,682.3	$2,881.0
Working capital	$987.7	$1,264.6

Trademark Notices
Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.